UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368‑2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated EXCO Resources Credit Agreement

On July 31, 2013, EXCO Resources, Inc. (“EXCO”) entered into that certain Amended and Restated Credit Agreement, dated as of July 31, 2013, by and among EXCO, as borrower, certain subsidiaries of EXCO, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, as sole bookrunner and co-lead arranger, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as co-lead arrangers, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents and Bank of Montreal, as documentation agent (the “Amended and Restated EXCO Resources Credit Agreement”) to amend and restate EXCO’s existing credit agreement.

The Amended and Restated EXCO Resources Credit Agreement has a borrowing base of $1.6 billion, $1.3 billion of which is a revolving commitment and $300.0 million of which is a term loan commitment (the “Initial Term Loan”). The Amended and Restated EXCO Resources Credit Agreement provides that the net proceeds from certain asset sales during the first year of the loan will be used to reduce the outstanding borrowings and borrowing base. On July 31, 2014, the borrowing base will be reduced by an amount equal to $400.0 million less the amount of such net asset sale proceeds in excess of the borrowing base value (if any) received by EXCO and applied to reduce the outstanding balance of the loan. In connection with closing the transactions contemplated by the Participation Agreement (as hereinafter defined), $131 million of net proceeds received by EXCO were applied to reduce the outstanding balance of the loan and the borrowing base such that $269 million remains under the $400 million asset sale requirement to be paid on or before July 31, 2014.

At any time after the date that is nine months after the closing date, investment bankers engaged by EXCO at the request of the lenders, have the right to demand that EXCO publicly sell or privately place debt securities in an amount equal to (i) $400.0 million less the amount of such net asset sale proceeds received by EXCO in excess of the borrowing base value (if any) plus (ii) an amount sufficient to reduce the amounts outstanding under the Amended and Restated EXCO Resources Credit Agreement so that there is at least $100.0 million in available borrowing capacity. The amount, type and terms of any debt financing would be determined by the investment banker after, reasonable consultation with EXCO, at the time of the demand, subject to certain maximum yield amounts.

The Amended and Restated EXCO Resources Credit Agreement also allows for a replacement term loan to replace the Initial Term Loan (the “Replacement Term Loans”) that will rank pari passu in right of payment and of security with the revolving loans. Also, with the prior written consent of the administrative agent, EXCO and any one or more lenders may agree that such lenders shall make incremental term loans (the “Incremental Term Loans”) to EXCO. Such Incremental Term Loans will also rank pari passu in right of payment and of security with the revolving loans.

Borrowings under the Amended and Restated EXCO Resources Credit Agreement are collateralized by first lien mortgages providing a security interest of not less than 80% of the Engineered Value (as defined in the Amended and Restated EXCO Resources Credit Agreement) in EXCO’s oil and natural gas properties covered by the borrowing base. EXCO is permitted to have derivative financial instruments covering no more than (i) 100% of forecasted production from total proved reserves (as defined in the Amended and Restated EXCO Resources Credit Agreement) during the first two years of the five year period commencing on July 31, 2013; (ii) 90% of the forecasted production for any month during the third year of such five year period and (iii) 85% of the forecasted production for any month during the fourth and fifth years of such five year period.

The Amended and Restated EXCO Resources Credit Agreement sets forth the terms and conditions under which EXCO is permitted to pay a cash dividend on its common stock and provides that EXCO may declare and pay cash dividends on its common stock in an amount not to exceed $50.0 million in any four consecutive fiscal quarters, provided that as of each payment date and after giving effect to the dividend payment, (i) no default has occurred and is continuing; (ii) EXCO has at least 10% of its borrowing base available under the Amended and Restated EXCO Resources Credit Agreement and (iii) payment of such dividend is permitted under the indenture governing the Senior Notes.

Under the Amended and Restated EXCO Resources Credit Agreement, the next scheduled borrowing base redetermination will occur on April 1, 2014. Subsequent redeterminations will occur semi-annually with EXCO and the lenders having the right to request interim unscheduled redeterminations. The interest rate grid for the revolving loans and the Initial Term Loan under the Amended and Restated EXCO Resources Credit Agreement ranges from a London Interbank Offered Rate (“LIBOR”) plus 175 basis points (“bps”) to LIBOR plus 275 bps or an Alternate Base Rate (“ABR”) pricing alternative ranging from ABR plus 75 bps to ABR plus 175 bps depending upon borrowing base usage. The interest rate grid is increased by 100 bps per annum during the first year of the loan term until the net proceeds in excess of the borrowing base value (if any) received by EXCO from certain asset sales equals $400.00 million. The administrative agent has the right to increase the interest rate grid in their discretion up to an additional 100 bps per annum at any point and to change the unused commitment fee to 50 basis points for all borrowing base usages prior to the earlier of 120 days after the closing date or the date that the administrative agent and its affiliates hold borrowing base commitments of less than $250 million. The Amended and Restated EXCO Resources Credit Agreement matures on July 31, 2018.

As of July 31, 2013, EXCO was in compliance with the financial covenants contained in the Amended and Restated EXCO Resources Credit Agreement, which require that EXCO:

•	maintain a Consolidated Current Ratio (as defined in the Amended and Restated EXCO Resources Credit Agreement of at least 1.0 to 1.0 as of the end of any fiscal quarter; and

•
not permit its leverage ratio of Consolidated Funded Indebtedness to Consolidated EBITDAX (each as defined in the Amended and Restated EXCO Resources Credit Agreement) to be greater than 4.5 to 1.0 at the end of any fiscal quarter.

Repayment of amounts outstanding under the Amended and Restated EXCO Resources Credit Agreement may be accelerated upon an event of default. Events of default include, on the part of EXCO or the guarantor subsidiaries, as applicable, failure to pay certain amounts due under the Amended and Restated EXCO Resources Credit Agreement, breach of certain representations and warranties thereunder, failure to observe or perform certain covenants, conditions or agreements thereunder, failure to make payments on certain other indebtedness, acceleration of certain other indebtedness, certain bankruptcy proceedings, insolvency, failure to pay certain judgments and the occurrence of a change of control.

The foregoing description of the Amended and Restated EXCO Resources Credit Agreement is not complete and is qualified in its entirety by the Amended and Restated EXCO Resources Credit Agreement, which is filed herewith and incorporated by reference herein.

Eagle Ford Participation Agreement

On July 31, 2013 (the “PA Closing”), EXCO Operating Company, LP, a Delaware limited partnership (“EOC”) and wholly owned subsidiary of EXCO, entered into that certain Participation Agreement (the “Participation Agreement”) with Admiral A Holding L.P., a Delaware limited partnership (“Admiral A”) and Admiral B Holding L.P., a Delaware limited partnership (“Admiral B” and together with Admiral A the “Initial KKR Parties” and together with any future entity holding a working interest in the EF Properties (defined below) and managed by Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership, the “KKR Parties”). In connection with the entry into the Participation Agreement, and subject to the terms thereof, EOC transferred to the Initial KKR Parties an undivided 50% interest in and to the Area 1 Assets (defined below) (such 50% interest, the “Initial KKR Assets”).

Consideration; Adjustments to Consideration. In consideration for the Initial KKR Assets and EOC’s entry into the Participation Agreement, at the PA Closing, the Initial KKR Parties paid to EOC approximately $131 million in cash, after preliminary closing adjustments (the “Initial Consideration”). The Initial Consideration is subject to adjustments (a) to the extent that assets are excluded from the transaction due to the failure to receive consents required to facilitate the development of the EF Properties contemplated by the Participation Agreement and (b) to the extent that adjustments are made to the applicable allocated values of the Initial KKR Assets based upon title defects and environmental defects raised by EOC under the EF PSA (defined below).

Representations and Warranties; Indemnities. The Participation Agreement contains customary representations and warranties and indemnities by EOC and the KKR Parties.

Development Plan. In connection with the entry into the Participation Agreement, EOC and the Initial KKR Parties adopted an initial development plan that approves operations to be performed by EOC from the PA Closing through September 30, 2014. Each calendar quarter following the PA Closing, EOC will prepare an update to the development plan covering the following 12 months. The KKR Parties will be committed to participate in, and to fund the KKR Parties’ share of development costs (as detailed below) relating to, all wells that have either been approved by the KKR Parties in a development plan update or that meet certain drilling criteria (up to an agreed number each quarter) (such wells, the “Approved Wells”). Prior to spudding an Approved Well, EOC will assign to the KKR Parties (a) with respect to an Approved Well to be drilled on the Area 1 Assets, 50% of its interest in and to the applicable wellbore, (b) with respect to an Approved Well to be drilled on the Outside Assets (defined below), 75% of its interest in and to the applicable wellbore, and (c) with respect to an Approved Well to be drilled on the Farmout Assets (defined below), 75% of its interest in the Farmout Agreement (defined below) to the extent relating to the applicable wellbore and related unit, such that, in each case, as between EOC and the KKR Parties, the KKR Parties will own, and will be responsible for the development costs attributable to, 75% of such Approved Well and EOC will own, and be responsible for the development costs attributable to, 25% of such Approved Well.

Operations. To the extent EOC is named as operator under an applicable operating agreement, EOC will be the operator of all of the Approved Wells. The KKR Parties agree to support EOC as operator under all applicable operating agreements and may vote to remove EOC as operator only following certain events, such as EOC’s (a) material breach of the Participation Agreement or applicable operating agreement, (b) fraud or willful misconduct, or (c) falling below a certain percentage of ownership interest in the Area 1 Assets. EOC agrees for the first three years following the PA Closing (unless EOC has drilled, completed and equipped 240 Approved Wells on the Area 1 Assets prior to such time and then upon the resolution of the EXCO Offers, as described below, for such 240 Approved Wells) not to resign or to take any action that would result in EOC’s removal as operator under any applicable operating agreement.

EXCO Offers and Buyback Right. After a group of Approved Wells drilled within a quarter has been on production for one year, EOC and the KKR Parties will mutually agree on the fair market value of such Approved Wells. EOC will be obligated to make an offer to purchase (an “EXCO Offer”) such group of Approved Wells. If the fair market value of such group of Approved Wells, in the aggregate, exceeds certain return criteria for such group of Approved Wells (the “Drilling Return”), then the KKR Parties will be obligated to accept such EXCO Offer for the KKR Parties’ interest in and to such group of Approved Wells (subject to the right of the KKR Parties to retain up to 15% of their interest in and to each well included in the applicable EXCO Offer). With respect to Approved Wells drilled during the first year of the development plan, if the fair market value of such group of Approved Wells exceeds the Drilling Return, the amount in excess of the Drilling Return will be shared equally between the KKR Parties on one hand and EOC on the other hand. If the fair market value of such group of Approved Wells, in the aggregate, does not equal or exceed the Drilling Return for such group of Approved Wells, then the KKR Parties may, but are not obligated to, accept such EXCO Offer. In the event that EOC (a) fails to purchase a group of wells that the KKR Parties are obligated to sell, (b) falls below a certain percentage of ownership interest in the Area 1 Assets or (c) fails to provide the KKR Parties at least the Drilling Return on all wells drilled on the Area 1 Assets in the first year under the development plan, then the KKR Parties will no longer be obligated to accept EXCO Offers even if the fair market value for a group of wells included in an EXCO Offer exceeds the Drilling Return for such group of wells. The initial EXCO Offer is expected to occur during the fourth quarter of 2014.

Area of Mutual Interest. If either EOC, on the one hand, or the KKR Parties, on the other hand, obtains an interest in non-producing acreage included in the Area 1 Assets or certain contiguous areas (the “AMI Area” and any such interest, an “Acquired Interest”), it will be obligated to give notice of such acquisition to the non-acquiring party and such non-acquiring party will have the right to acquire its proportionate share in such Acquired Interest (the “AMI Right”); provided that EOC may first comply with an existing area of mutual interest that covers certain depths in the AMI Area (the “Existing AMI”), and any Acquired Interest obtained by EOC will not be subject to the AMI Right to the extent it acquired pursuant to the terms of the Existing AMI.

Transfer Restrictions. Neither EOC nor the KKR Parties may transfer all or any part of its right, title or interest in the EF Properties prior to the resolution of the first four EXCO Offers (such period of time, the “First Two Years”). In addition, after the First Two Years, (a) if either EOC or the KKR Parties receive an offer to purchase all of part of its interest in the Area 1 Assets, then the other party shall be entitled to exercise a tag-along right to participate in such sale, provided that EOC’s tag-along right expires July 31, 2015, and (b) if either EOC or the KKR Parties intends to transfer all or part of its interest in the Area 1 Assets to a third party, the non-transferring party shall have a right to make a first offer on such interest in accordance with the terms of the Participation Agreement. After the First Two Years and subject to the tag-along right and right of first offer described above, EOC and the KKR Parties may transfer all or any part of their right, title and interest in the EF Properties, provided that any transferee must assume the obligations under the Participation Agreement with respect to the interest being transferred, including (if applicable) the obligation to make and accept, as applicable, the EXCO Offers.

Term; Termination. Unless earlier terminated by mutual written agreement of EOC and the KKR Parties, the Participation Agreement will continue in full force and effect until the earlier of (a) the resolution of all outstanding EXCO Offers for the purchase of Approved Wells made within 6 years of the PA Closing, or (b) the resolution of all outstanding EXCO Offers for the purchase of the first 240 Approved Wells drilled on the Area 1 Assets. If a party is in breach of any of its obligations under the Participation Agreement and fails to remedy the default within 15 days following receipt of notice of such breach from the non-breaching party, the non-breaching party may in its sole discretion terminate the Participation Agreement.

Section 2 – Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

Eagle Ford Purchase and Sale Agreement; Eagle Ford Farmout Agreement
On July 31, 2013 (the “CHK Closing”), EOC closed the transactions contemplated by that certain Eagle Ford Purchase and Sale Agreement (the “EF PSA”), dated as of July 2, 2013, by and between EOC and Chesapeake Exploration, L.L.C., an Oklahoma limited liability company (“CHK”), effective in economic terms as of April 1, 2013. Pursuant to the terms of the EF PSA, (a) EOC purchased from CHK CHK’s interest in and to the following assets: (i) certain producing oil and gas wells located in the counties of Dimmit, Frio, La Salle and Zavala (the “Existing Wells”), (ii) certain non-producing oil, gas and mineral leases located in Zavala county (the “Area 1 Assets”) and (iii) certain non-producing oil, gas and mineral leases, drilling units and retained tracts located in the counties of Dimmit, Frio, La Salle and Zavala (the “Outside Assets” and collectively with the Existing Wells and the Area 1 Assets, the “EF Properties”) and (b) EOC and CHK entered into that certain Farmout Agreement (the “FO Agreement”) pursuant to which EOC will have the option to acquire from CHK from time to time during the three years following the CHK Closing all or any portion of CHK’s interest in and to certain leases in the counties of Dimmit, Frio, La Salle and Zavala covering approximately 147,000 net acres that are not part of the EF Properties (the “FO Assets”) by drilling qualifying wells on the FO Assets to be earned by EOC. EOC paid a purchase price of approximately $685 million for the EF Properties (after preliminary purchase price adjustments and subject to customary post-closing purchase price adjustments).
A description of the material terms of the EF PSA can be found in EXCO’s Current Report on Form 8-K filed on July 8, 2013, which description is incorporated herein by reference.
Forward Looking Statements

This Form 8-K may contain forward-looking statements relating to future financial results, business expectations and business transactions. Business plans may change as circumstances warrant. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to, estimates of reserves, commodity price changes, regulatory changes and general economic conditions. These risk factors and additional information are included in EXCO’s reports on file with the Securities and Exchange Commission (“SEC”). EXCO undertakes no obligation to publicly update or revise any forward-looking statements.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On July 31, 2013, EXCO issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the entry into the Amended and Restated EXCO Resources Credit Agreement and the Participation Agreement, and the closing of the transactions contemplated by the EF PSA.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

EXCO will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

EXCO will file the financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of July 31, 2013, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Bookrunner and Co-Lead Arranger, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as Co-Lead Arrangers, Bank of America, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents and Bank of Montreal, as Documentation Agent.

99.1	Press Release, dated July 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: August 6, 2013	By: /s/ Mark F. Mulhern
Name:    Mark F. Mulhern
Title:    Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of July 31, 2013, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Bookrunner and Co-Lead Arranger, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as Co-Lead Arrangers, Bank of America, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents and Bank of Montreal, as Documentation Agent.

99.1	Press Release, dated July 31, 2013

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